The following is a transcript of the earnings conference call of RAIT Financial Trust, or RAIT, held on February 9, 2012.

This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about future financial and operating results and performance, statements about RAIT’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of RAIT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of RAIT. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: those discussed and identified in RAIT’s public filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the conference call referenced in this report. All subsequent written and oral forward-looking statements concerning the matters addressed in this report and attributable to RAIT or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as may be required by law.

DISCLAIMER

The information contained in this transcript is a textual representation of RAIT’s conference call and while efforts were made to provide an accurate transcription, there may be material errors, omissions or inaccuracies in the reporting of the substance of the conference calls. In no way does RAIT assume any responsibility for any investment or other decisions made based upon the information provided on in this event transcript. Users are advised to review RAIT’s conference call itself and RAIT’s SEC filings before making any investment or other decisions.

CORPORATE PARTICIPANTS

Andres Viroslav RAIT Financial Trust — Director of Corp. Communications

Scott Schaeffer RAIT Financial Trust — CEO

Jack Salmon RAIT Financial Trust — CFO, Treasurer

CONFERENCE CALL PARTICIPANTS

Gabe Poggi FBR & Co. — Analyst

Amy DeBone Compass Point Research & Trading — Analyst

Brian Gonick Senvest Capital — Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen. Welcome to the fourth-quarter 2011 RAIT Financial Trust earnings conference call. My name is Jasmine, and I will be your coordinator for today.

At this time, all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of today’s conference. (Operator Instructions). As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today’s conference to Mr. Andres Viroslav, Director of Corporate Communications. You may proceed.

Andres Viroslav - RAIT Financial Trust — Director of Corp. Communications

Thank you Jasmine, and good morning to everyone. Thank you for joining us today to review RAIT Financial Trust’s fourth-quarter and fiscal 2011 financial results. On the call with me today are Scott Schaeffer, Chief Executive Officer, and Jack Salmon, RAITs Chief Financial Officer.

This morning’s call is being webcast on our website at www.raitft.com. There will be a replay of the call available via webcast on our website and telephonically beginning at approximately 11:30 AM Eastern time today. The dial-in for the replay is 888-286-8010 with a confirmation code of 88426369.

Before I turn the call over to Scott, I would like to remind everyone that there may be forward-looking statements made in this call. These forward-looking statements reflect RAIT’s current views with respect to future events and financial performance. Actual results could differ substantially and materially from what RAIT has projected. Such statements are made in good faith pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Please refer to RAIT’s press release and filings with the SEC for factors that could affect the accuracy of our expectations or cause our future results to differ materially from those expectations.

Participants may discuss non-GAAP financial measures in this call. A copy of RAIT’s press release containing financial information, other statistical information and a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is attached to RAIT’s most recent current report on Form 8-K available at RAIT’s website, www.raitft.com under Investor Relations. RAIT’s other SEC filings are also available through this link.

RAIT does not undertake to update forward-looking statements in this call or with respect to matters described herein except as may be required by law.

Now I would like to turn the call over to RAIT’s Chief Executive Officer, Scott Schaeffer. Scott?

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you very much. Thank all of you for joining us this morning as we present RAIT’s 2011 results.

It’s been a productive quarter and year for RAIT. We are pleased to report our fifth consecutive quarter of positive operating income and AFFO of $0.30 per share. In January, RAIT paid its third consecutive regularly common dividend of $0.06 per share.

In the fourth quarter, we received approximately $80 million in loan repayments. We ended the year with approximately $110 million of lending capacity available to reinvest into our core loan products such as bridge loans and mezzanine loans. We had $250 million of line capacity to finance our CMBS eligible loans. During the quarter, we sold $61 million of CMBS loans to a third-party securitization, which resulted in a gain of $2.9 million.

We also recently hired an experienced loan originator and two new underwriters to support our origination efforts and our pipeline of lending opportunities continues to grow. It currently totals approximately $500 million.

Credit quality within our loan book remains stable as credit costs have remained low. We’ve continued to see reductions in the number of loans on non-accrual.

In our directly owned real estate portfolio, we have experienced growth in both rental income and property net operating income, driven by higher rental rates, mainly in our multi-family portfolio while coupled with lower property operating costs.

Our multi-family property manager, Jupiter Communities, has been increasing rental rates within the stabilized multi-family properties in the portfolio, which results in a slight reduction in occupancy rate but higher net operating income. We expect to see our occupancy rates increase during the year once the market digests these higher rental rates. Jack will discuss our operating results in more detail shortly.

We reached our debt reduction goals for 2011. During the year, we refinanced or paid off $250 million of RAIT’s recourse debt through multiple transactions. As of today, we have less than $3.6 million in recourse debt obligations that are redeemable or mature prior to October 2015.

Finally, I’d like to comment about RAIT’s common dividend. RAIT generated $30 million in depreciation costs in 2011 and ended the year with $52 million of NOLs. For REIT compliance purposes, we are not required to pay a dividend. However, the improvements in both our balance sheet and operating results along with the slowly improving macro-economic environment gives us confidence that the market challenges RAIT previously faced are now behind us and the potential for growth is in front of us. We believe shareholders should benefit from these improvements.

At this point, I’d like to turn the call over to Jack to provide more details on our results. Jack?

Jack Salmon - RAIT Financial Trust — CFO, Treasurer

Thank you Scott.

The financial highlights for the quarter ended December 31 include: a GAAP net loss of $15.6 million, primarily caused by $20 million of net changes in the fair value of our liability financial instruments; operating income of $4.3 million as compared to $1.9 million last quarter, or the fourth quarter of 2010; and adjusted funds from operations of $12 million, or $0.30 per common share. This is an increase of $0.14 per share over the fourth quarter last year. We have generated positive operating income and quarterly increases in AFFO for five consecutive quarters.

I’d now like to comment on operating income trends, which continue to improve as follows:

We had rental revenue of $24.8 million this quarter, which is up over 23% from $20.2 million in the fourth quarter last year. Rents grew by $1.2 million compared to the third quarter of 2011, mostly as a result of rate increases, which more than offset slightly lower occupancy levels at year-end. After deducting real estate operating expenses of $14.3 million, we generated $10.5 million of net operating income from our owned properties, a linked quarterly increase of 16% or $1.4 million of additional property NOI.

Interest income was $30.8 million, down by $2.8 million from the third quarter of 2011 as our CRE loan portfolio experienced some timing differences between when loans were repaid and the funding on new loans. As Scott indicated, we expect to deploy our available funds during the first quarter at higher interest spreads, which will restore our interest income levels.

Interest expense of $21.3 million decreased by $1.2 million compared to the fourth quarter of last year, and by over $7 million for the year as a whole as we achieved significant reductions in our total debt outstanding.

Compensation expense of $4.8 million was $2.2 million lower than the fourth quarter of 2010 and ran at a rate of 16% lower on a year-over-year basis.

Our provision for loan losses decreased significantly during 2011 with a total provision this year of $3.9 million as compared to $38.3 million for last year due to the significant improvements in nonperforming loans this year. Our total nonperforming loans were $54 million, down from $122 million at year-end 12-31-2010, representing 5.7% of the unpaid principal balance in the CRE loan portfolio. The current reserves represent 75% of our remaining nonperforming loans compared to 51% coverage of our nonperforming loans a year ago.

Continuing volatility in interest rates has caused a $75 million net decrease in the change in fair value of our financial instruments, contributing to a $51 million GAAP loss for 2011. The change resulted from three components — first, improvements of $19 million in the fair value of our investments in securities; second, offset by $35 million pricing upticks in the fair value of our debt obligations; and third, $59 million of increases in the fair value of our interest rate hedges as long-term interest rates fell to relatively low levels last year. It is important to note that although these fair value changes affect our reported GAAP earnings, there is no cash or economic impact on our operating business since the CDO debt is non-recourse to RAIT.

Next, I’d like to talk about our investments and our Assets Under Management.

Our CRE loan portfolio has approximately $1 billion in loans, which is primarily financed by CRE CDOs 1 and 2. CRE 1 reached the end of its reinvestment period in November last year. RAIT owns approximately $244 million of the total capital structure, including all of the $200 million of BB debt and residual equity. All future principal repayments will amortize the debt in order of seniority. At 12-31, there were $19 million of defaulted loans in this portfolio. CRE 1 is meeting all of its IC and OC covenant requirements with the most stringent over-collateralization tests currently at 127.4% versus a requirement of 116.2%.

CRE 2 continues to receive loan repayments that can be reinvested in new loan originations through June of 2012. RAIT owns $247 million of the total capital structure, including all of the $141 million of BB debt and residual equity. At 12-31, there is one $4 million defaulted mezzanine loan in this portfolio. So CRE 2 is meeting all of its IC and OC tests with the most stringent OC tests currently at 119.1% versus a requirement of 111.7%.

During the fourth quarter, we received $80 million of loan repayments, bringing the total for the year to $206 million. We also funded $25 million of new loans during the quarter and $104 million of new loans for the whole year.

Next, our debt securities portfolio. The total investment in the two consolidated Taberna CDOs is $320 million, which represents both preferred equity and various levels of debt positions that we own. Approximately 75% of the investments are in the form of TruPS and TruPS related receivables issued by corporate real estate companies. The typical TruPS instrument is an unsecured corporate borrowing with a 30-year maturity and a five-year no call provision that prevented prepayments. Now, beginning in 2012, the no call provisions start to expire and the corporate borrowers will have the options to prepay these instruments. Given the historically low interest rate environment in comparison to when the collateral was originated five years ago, together with strengthening corporate balance sheets, we expect some of the TruPS borrowers will elect to prepay their loans. We will use those proceeds to repay the most senior tranches of the nonrecourse debt in these securitizations. Although we continue to receive our quarterly senior management fees, all remaining cash flow from interest proceeds is being further redirected to pay down the most senior debt each quarter.

In Taberna VIII, we own $40 million of lower tranche debt and $93 million of the BB and preferred equity positions. At year-end, Taberna VIII had over $80 million of restricted cash, which has now been used to pay down the senior debt tranches in 2012 to approximately $260 million from an original balance of $375 million. If the TruPS issuers exercise their prepayment options, it will accelerate the repayments of T-VIII’s non-recourse liabilities which are carried at less than par. There will be incremental non-cash charges to GAAP earnings as a result. T-VIII currently has six defaulted investment securities with an unpaid balance of $54 million, and as a result is failing all of its OC and IC interest coverage tests.

In Taberna-IX, we own $89 million of lower tranche debt and $97 million of the BB and preferred equity positions. The most senior tranches of non-recourse debt in T-IX have been paid down to approximately $298 million from the original $375 million, primarily from collateral repayments and redirected net interest proceeds.

Similar to T-VIII, any TruPS prepayments will have a corresponding non-cash charge to GAAP earnings upon the repayment of T-IX’s nonrecourse debt. T-IX currently has 15 defaulted investment securities with an unpaid balance of approximately $128 million and as a result, it is failing all of the OC and IC coverage tests.

Turning to our owned real estate, we own 56 properties with an aggregate balance of $892 million at year-end with 62% of it in multi-family, 25% in office, and 13% in retail and other asset types. A year ago, we owned 47 properties with a balance of $839 million. Our 2011 total rental income was $92 million in comparison to $72 million last year, which is a 26% increase. Now, the primary drivers of this increase, in addition to new properties owned, are improvements in average occupancy and higher effective rental rates as follows: In the multi-family portfolio, occupancy at year-end was 88.5%, up from 85.5% a year ago, and effective average rents were $681 per unit compared to $664 per unit a year ago. In the office portfolio, occupancy is 69.2%, up from 67.8% last year, and effective average rents were $20.85 per square foot compared to $18 per square foot at 2010. In the retail portfolio, occupancy is now at 68% compared to 58.8% a year ago, with effective rents at $9.73 per square foot compared to rents of $9.40 a year ago. Overall, our occupancy is at 83.6% compared to 79.2% in 2010.

We have improved our debt capital structure significantly during 2011 by refinancing or repaying $250 million of short-term, high-cost and mostly recourse debt. Overall, these changes had the net effect of reducing our interest carrying costs for the next four years. At year-end, there are $77 million of remaining hedge obligations in CRE 1 in 2 and $95 million of remaining hedge obligations in Taberna VIII and IX. We expect scheduled reductions in our interest rate hedges as the securitizations begin to unwind. As the hedges are amortized further in 2012, we expect to derive annualized interest expense savings of approximately $5 million that will result in more AFFO and cash flow to RAIT.

We began the fourth quarter with $38.8 million of our 6 7/8 convertible debt outstanding, which is now $3.6 million subject to an April 2012 put option.

In October, we prepaid the entire $43 million of the 12.5% senior secured notes that previously had an April 2014 maturity date.

During the fourth quarter, we borrowed $17.6 million on a nonrecourse basis at a loan-to-value ratio of 65% for multi-property — a multi-family property owned by IRT. This financing was provided through Fannie Mae at a fixed interest rate of 3.7%.

We ended the year with $30 million of available cash and cash equivalents. We have $279 million of restricted cash balances, including the following — $152 million in CRE 1 and 2, which were set aside for funding existing and future loan commitments; $84 million in Taberna VIII and IX, which was used to pay down the senior debt tranches in those securitizations in 2012; and $43 million of borrowers’ escrows for real estate taxes, insurance and debt service reserves in our CRE loan portfolio.

That concludes my remarks.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you Jack.

Much has changed at RAIT over the past year, so I think it’s important to summarize how we see the Company today and how we see the Company going forward.

RAIT is a vertically integrated real estate company focused primarily on lending, investing, and managing commercial real estate assets. Today, we have two primary portfolios — a $996 million portfolio of commercial real estate loans and an $891 million portfolio of directly owned real estate. These portfolios are largely secured by cash flowing multi-family, small office, and neighborhood retail properties. Our internal capabilities include loan originations, property acquisitions, asset management, due diligence, underwriting, legal, loan servicing, and property management. These integrated disciplines allow us to manage and service our existing portfolios as well as source, underwrite, and close new opportunities.

Looking forward, our plan is to capitalize on RAIT’s existing scalable platform and focus on the origination of bridge, mezzanine and CMBS loans. We have a fulsome pipeline of opportunities and expect to close approximately $100 million of new loans during this first quarter of 2012. Our current plan is to fund new bridge and mezz loan productions through our existing securitization capacity and to fund our CMBS pipeline through our new Barclays Capital and Citibank warehouse facilities. We are also actively pursuing alternative ways to expand and finance the origination platform going forward.

Our plan also includes growing our portfolio of multi-family properties, utilizing our sponsorship of a non-traded REIT, Independence Realty Trust, or IRT. We have recently begun the capital raising stage at IRT and are happy to report that we are in the final stages of due diligence with two independent broker-dealers representing more than 12,500 advisors. In addition, eight independent broker-dealer firms with over 11,000 advisors have begun their due diligence on IRT.

We recently hired two people to support this IRT initiative, a Vice President of Acquisitions who will focus on sourcing multi-family acquisitions, and our broker-dealer subsidiary Independence Realty Securities, hired an Executive Vice President and Director of Business Development to assist with the capital raise. We view the non-traded REIT industry as an area where RAIT can utilize its expertise and capabilities to build an attractive cash flowing portfolio for IRT shareholders while generating recurring fee income for RAIT shareholders.

Operator, at this time, I think we should open the call up for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). Gabe Poggi, FBR.

Gabe Poggi - FBR & Co. — Analyst

Good morning guys. Nice job on the fourth quarter. Scott, I had a high-level question kind of as we look out into 2012. You guys mentioned you have $110 million of approximate available financing for reinvestment in bridge and mezzanine loans, $250 million on the CMBS side. Of those two businesses, where do you think the opportunity is best kind of right now, the CMBS side of things or bridge/mezz investing?

Scott Schaeffer - RAIT Financial Trust — CEO

I think there’s opportunities in both areas. However, I will tell you that our pipeline of bridge and mezz opportunities is growing more quickly and is larger than the pipeline for CMBS. Right now, it’s about $300 million for bridge and mezz, and slightly under $200 million for CMBS.

CMBS had a — is — what we are seeing is it had a slow start after the hiccup in the fourth quarter of 2011, but there’s a lot of maturities coming down the pike. Performance in the real estate sector is better, so we do see a lot of opportunity there. But to answer your question, today there is more opportunity in the bridge and mezz space.

Gabe Poggi - FBR & Co. — Analyst

Can you remind me where you guys are writing those bridge/mezz loans from a spread perspective?

Scott Schaeffer - RAIT Financial Trust — CEO

Yes, bridge loans are in the 450 to 500 over with floors. The floating rate with floors of 6.5% to 7% point in-point out. Mezz is really anywhere from 10% to 13% depending on the location and where you are in the capital stack.

Gabe Poggi - FBR & Co. — Analyst

Got you. Great, that’s helpful. Thanks guys.

Operator

Amy DeBone, Compass Point Research and Trading.

Amy DeBone - Compass Point Research & Trading — Analyst

Good morning. Congrats on a great quarter. Can you talk a little bit about what drove the decline in the commercial loan portfolio and how to think about the run rate going forward? Are new originations expected to ramp up going forward compared to this quarter, or what are you seeing there?

Scott Schaeffer - RAIT Financial Trust — CEO

The decline is on a quarter-over-quarter basis is solely due to repayments. We were carrying at the end of the year a fair amount of cash because loans prepaid in the fourth quarter, and there is a timing difference. It takes us a little bit of time to actually originate and close new loans to get that money out. We’ve always been very conscious of matching up our available funds to our pipeline, so we don’t want to be ahead of ourselves and have funding obligations until we know the cash is available. So the cash comes in, it takes us a couple of months to get it back out, and we had a fair amount of repayments at the end of the fourth quarter.

Amy DeBone - Compass Point Research & Trading — Analyst

Great. Were there any loan conversions completed this quarter?

Jack Salmon - RAIT Financial Trust — CFO, Treasurer

Yes Amy. We had two loans that were converted into real estate during the quarter, approximately $60 million of value.

Amy DeBone - Compass Point Research & Trading — Analyst

Okay. Then the last question, what drove the increase in the OC margin in CRE CDO 1?

Jack Salmon - RAIT Financial Trust — CFO, Treasurer

We are happy to report that the amount of nonperforming loans has decreased significantly during last quarter, so we are down to $19 million of defaulted loans. That helps us improve the overall test.

Amy DeBone - Compass Point Research & Trading — Analyst

Okay, so there is still strength there. Okay, great. That was very helpful. Thank you.

Operator

Brian Gonick, Senvest.

Brian Gonick - Senvest Capital — Analyst

Good morning. So with the $100 million of loans that you have in the pipeline you expect to close this quarter, will those all be essentially reinvestment in RAIT 2?

Scott Schaeffer - RAIT Financial Trust — CEO

Yes. There is one — excuse me. There’s a couple of CMBS loans, small CMBS loans, in that amount, but about $85 million of it is RAIT 2.

Brian Gonick - Senvest Capital — Analyst

So when you look at the pipeline of $500 million, the $300 million would be, I presume a lot of that would be reinvestment in RAIT 2? Is that right?

Scott Schaeffer - RAIT Financial Trust — CEO

Yes. Now, recognize that you don’t always close 100% of your pipeline.

Brian Gonick - Senvest Capital — Analyst

Of course.

Scott Schaeffer - RAIT Financial Trust — CEO

Historically, we close about 30% of it on a quarterly basis.

Brian Gonick - Senvest Capital — Analyst

Right. Remind me, what — how much is maturing this year in RAIT 2?

Scott Schaeffer - RAIT Financial Trust — CEO

I don’t have that number offhand. That’s something that we will be happy to get together for you and provide after the call.

Brian Gonick - Senvest Capital — Analyst

What do you think is the amount of CMBS loans that you can sort of produce on a quarterly basis? Do you think that some of the source of those loans might come out of your — out of RAIT 1 and 2?

Scott Schaeffer - RAIT Financial Trust — CEO

We think comfortably that we will do, once we are fully ramped, about $75 million a quarter. That’s really where at this point I am comfortable, so that we don’t get out and get ahead of ourselves. We think that with the lines that we have in place with about $75 million, we will then contribute it and then do it again. We are hoping to turn it each quarter. We have had and will continue to have opportunities within RAIT’s existing bridge portfolio. We are in constant contact with all of our borrowers, and they are well aware of the fact that we can provide permanent financing when they seek it. So the answer to that question is yes, some of them will come from our existing bridge pipeline portfolio.

Brian Gonick - Senvest Capital — Analyst

Got it. Great. So turning now to the real estate you own on the multi-family side, your occupancy levels have been fairly consistent in the high 80s%. Where do you think you can get that this year? When you look at sort of public apartment REITs, they have much higher occupancy levels.

Scott Schaeffer - RAIT Financial Trust — CEO

Remember that this portfolio is not totally stable at this point. So the properties, our stabilized properties are in the low to mid 90s%. Actually, some of them are in the high 90s%, which I feel that those rents should be pushed further, bringing occupancies down a little bit. But we think, on a stable basis, that this portfolio will also be in the low to mid 90s%, like the other multi-family REITs.

Brian Gonick - Senvest Capital — Analyst

So how long does that process take do you think?

Jack Salmon - RAIT Financial Trust — CFO, Treasurer

It’s really an iterative process because, as Scott alluded to, we are looking at rent growth across all the properties in our portfolio. And to achieve that rent growth, you may have sacrificed a little bit of occupancy, then you rebuild occupancy and you’ve got it locked in for the next 12 months. So it’s really an iterative process. We monitor it week to week literally in terms of what rent quotes we’re putting to the marketplace.

Brian Gonick - Senvest Capital — Analyst

But would you expect that, by the end of this year, you would exit the year at a higher occupancy level than you are today?

Jack Salmon - RAIT Financial Trust — CFO, Treasurer

Most likely because I think we have a lot of rent growth the last six months of last year. So we’ll start seeing the stability of that this year.

Brian Gonick - Senvest Capital — Analyst

Great. On the $5 million of interest expense savings you referenced for 2012 relative to 2011, how much of that did we see in Q4?

Jack Salmon - RAIT Financial Trust — CFO, Treasurer

A very small portion of that occurred in 2004. I’m sorry, the fourth quarter of 2011.

Brian Gonick - Senvest Capital — Analyst

Okay.

Jack Salmon - RAIT Financial Trust — CFO, Treasurer

Of the $7 million of it, it’s probably less than $1 million.

Brian Gonick - Senvest Capital — Analyst

Okay. You said it was $7 million of total or $5 million?

Jack Salmon - RAIT Financial Trust — CFO, Treasurer

Are you talking about the forward savings or the — ?

Brian Gonick - Senvest Capital — Analyst

Yes, yes, the forward savings. I thought you said there would be $5 million of interest expense savings in 2012.

Jack Salmon - RAIT Financial Trust — CFO, Treasurer

I thought you were asking about the interest expense we had in 2011.

Brian Gonick - Senvest Capital — Analyst

No, no, no.

Jack Salmon - RAIT Financial Trust — CFO, Treasurer

For 2012, that savings will occur as the hedge obligations are paid down sequentially over the year, so the first quarter will be the smallest and the last quarter will be the largest.

Brian Gonick - Senvest Capital — Analyst

Okay, but that will be over the course of this year. There was none of that — none of that happened in Q4?

Jack Salmon - RAIT Financial Trust — CFO, Treasurer

I think we have a couple of hundred thousand dollars that affected the fourth quarter.

Brian Gonick - Senvest Capital — Analyst

Okay. How much CDO fee income did you recognize in cash that you did not recognize on the income statement that was lost in consolidation?

Jack Salmon - RAIT Financial Trust — CFO, Treasurer

Probably you’re talking about the management fee.

Brian Gonick - Senvest Capital — Analyst

Yes.

Jack Salmon - RAIT Financial Trust — CFO, Treasurer

It’s probably around $500,000 to $600,000 on a quarterly basis.

Brian Gonick - Senvest Capital — Analyst

Any reason why you wouldn’t throw that into AFFO?

Jack Salmon - RAIT Financial Trust — CFO, Treasurer

We don’t spec it out as a reconciling difference. We are earning it. We’re just not reporting it because it gets eliminated in consolidation.

Brian Gonick - Senvest Capital — Analyst

Right, okay. Great, that finishes my questions. Thank you.

Operator

At this time, we have no further questions. I would like to turn the call over to Mr. Scott Schaeffer for closing remarks.

Scott Schaeffer - RAIT Financial Trust — CEO

Thanks everyone for joining us today. We look forward to 2012, and speaking to you next quarter. Thank you.

Operator

Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a wonderful day.